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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
RURAL CELLULAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

April 7, 2000

Dear Shareholder:

On behalf of the board of directors and management of Rural Cellular Corporation, it is my pleasure to invite you to the annual meeting of shareholders.

The annual meeting will be held on Thursday, May 18, 2000, at the Radisson Arrowwood Resort, 2100 Arrowwood Lane, Alexandria, Minnesota, at 3:00 p.m., Minnesota time. At the meeting, we will vote on the matters described in the attached proxy statement and notice of annual meeting of shareholders.

I urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the annual meeting of shareholders. It is also important that you complete and sign the enclosed proxy. RCC is your company, and I strongly urge you to exercise your right to vote. Included with the Proxy Statement is the Company's Annual Report for fiscal year 1999.

Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you prefer, you may vote by phone. The instructions are contained on the proxy card. Please return your proxy or vote by phone even if you intend to be present at the meeting.

On behalf of the board of directors and management, I thank you for your participation by voting and for your continued support of and interest in Rural Cellular Corporation.

We hope that you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

/s/ Richard P. Ekstrand

Richard P. Ekstrand
 President and Chief Executive Officer

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 18, 2000

Please take notice that the annual meeting of the shareholders of Rural Cellular Corporation, a Minnesota corporation, will be held at the Radisson Arrowwood Resort, 2100 Arrowwood Lane, Alexandria, Minnesota, on Thursday, May 18, 2000 at 3:00 p.m., Minnesota time, to consider and vote upon the following matters:

  •
  To elect two Class III directors, each for a three year term expiring in 2003;

  •
  To consider and vote upon a proposal to increase the number of shares authorized to be issued under the Company's 1995 Stock Compensation Plan to 2,400,000 shares; and

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  To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.

The Board of Directors of the Company has fixed the close of business on March 20, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. The transfer books of the Company will not be closed.

You are urged to complete, date, sign, and return the accompanying proxy card in the enclosed, self-addressed envelope or to vote by phone as described on the proxy card. In addition, please attend the annual meeting if you can do so.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ann K. Newhall

Ann K. Newhall
 Secretary

Dated: April 7, 2000

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 18, 2000

SOLICITATION AND REVOCATION OF PROXIES

    The accompanying proxy is solicited by the board of directors of Rural Cellular Corporation in connection with the annual meeting of its shareholders, which will be held on May 18, 2000, and any adjournments thereof.

How To Vote

  •
  By signing and returning the enclosed proxy card, you will be giving your proxy to our board of directors and authorizing them to vote your shares.

How Your Proxy Will be Voted

  •
  Your shares will be voted in accordance with the choices specified by you on the proxy card. If you sign your proxy card but do not give any voting instructions, your proxy, subject to the following, will be voted FOR the election of the directors nominated by the Board, FOR the increase in the number of shares authorized to be issued under our 1995 Stock Compensation Plan, and FOR the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.

How to Revoke Your Proxy

  •
  You have the power to revoke your grant of proxy at any time prior to the convening of the annual meeting. Revocation must be in writing, signed in exactly the same manner as the proxy, and dated. Revocations of proxy will be honored if received at our offices, addressed to Ann K. Newhall, Secretary, on or before May 17, 2000. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated proxy prior to the convening of the annual meeting. Unless revoked, all properly executed proxies received in time will be voted.

Abstentions

  •
  If you return your signed proxy and you abstain from voting as to any matter, then your shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

Broker Non-Votes

  •
  If a broker turns in a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Costs of Solicitation

  •
  We will pay for costs of soliciting proxies, including the costs of preparing and mailing the notice of annual meeting of shareholders and this proxy statement. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by our officers or other employees, who will receive no special compensation for their services. We may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.

    Copies of this proxy statement and proxies will first be mailed to shareholders on or about April 7, 2000.

VOTING RIGHTS

    Only shareholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of that date, there were issued and outstanding 10,992,160 shares of Class A Common Stock and 994,483 shares of Class B Common Stock, the only classes of our securities entitled to vote at the meeting. Each holder of record of Class A Common Stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B Common Stock is entitled to ten votes for each share registered in his or her name as of the record date. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B Common Stock, in the aggregate, entitled to vote at the annual meeting will constitute a quorum for the transaction of business.

BOARD RECOMMENDATIONS

    Our board of directors recommends that you vote FOR the election of directors nominated by the Board, FOR the increase in the number of shares authorized to be issued under our 1995 Stock Compensation Plan, and FOR the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.

    Directors are elected by plurality of the votes cast, in person or by proxy, at the annual meeting, which means that the two nominees for Class III directors receiving the highest number of votes will be elected. Because there are only two Class III nominees, each will be elected if he receives any number of votes. If you do not wish to have your shares voted for a particular nominee, you may withhold authority as indicated on the proxy card. For all other matters being submitted for shareholder vote, approval requires the affirmative vote by holders of at least a majority of the voting power of the shares voting on such matter.

OWNERSHIP OF VOTING SECURITIES

    The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of March 20, 2000 (except as otherwise noted) by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;

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  each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);

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  each director and nominee as a director; and

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  all directors and executive officers as a group.

Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

	Class A		Class B
					Percentage of combined voting power
Name and address of beneficial owner	Number of shares	Percentage of class	Number of shares	Percentage of class
Baron Capital Group, Inc.(1) 767 Fifth Avenue 24th Floor New York, NY 10153	1,193,000	10.9%	—	—	5.7%
Franklin Resources, Inc.(2) 777 Mariners Island Boulevard San Mateo, CA 94404	732,200	6.7	—	—	3.5
Telephone & Data Systems, Inc.(3) 30 North LaSalle Street Chicago, IL 60602	586,799	5.3	132,597	13.3%	9.1
Consolidated Telephone Company 1102 Madison Street Brainerd, MN 56401	171,107	1.6	86,189	8.7	4.9
Arvig Enterprises, Inc. 160 2nd Ave. S.W. Perham, MN 56573	169,545	1.5	121,664	12.2	6.6
Melrose Telcom, Inc. 320 East Main Street Melrose, MN 56352	—	—	79,493	8.0	3.8
Sherburne TelCom, Inc. 444 N. Eagle Lake Road Big Lake, MN 55309	93,123	*	54,289	5.5	3.0
Paul Bunyan Rural Telephone Cooperative(4) 1831 Anne Street NW Bemidji, MN 56601	54,106	*	85,332	8.6	4.3
West Central CelCom, Inc. 209 Minnesota Avenue Sebeka, MN 56477	—	—	79,857	8.0	3.8

	Class A		Class B
					Percentage of combined voting power
Name and address of beneficial owner	Number of shares	Percentage of class	Number of shares	Percentage of class
Richard P. Ekstrand(5)	205,177	1.9%	32,708	3.3%	2.5%
Paul J. Finnegan(6)	—	—	—	—	—
Jeffrey S. Gilbert(7)	71,131	*	85,332	8.6	4.4
John Hunt(8)	—	—	—	—	—
Ann K. Newhall(9)	32,000	*	—	—	*
Marvin C. Nicolai(10)	188,257	1.7	86,189	8.7	5.0
George M. Revering(11)	103,600	*	—	—	*
Wesley E. Schultz(12)	96,517	*	—	—	*
Don C. Swenson(13)	192,359	1.7	121,664	12.2	6.7
George W. Wikstrom(14)	95,535	*	34,944	3.5	2.1
Scott G. Donlea(15)	41,664	*	—	—	*
David J. Del Zoppo(16)	8,347	*	—	—	*
All directors and executive officers as a group (12 persons)(17)	1,034,587	9.2	360,837	36.3	21.9

*
Denotes less than 1%.

(1)
Based on Schedule 13G/A dated March 10, 2000, filed jointly by Baron Capital Group, Inc., BAMCO, Inc., an investment adviser; Baron Small Cap Fund, an investment company, and Ronald Baron. Baron Capital Group and Mr. Baron disclaim beneficial ownership of securities held by BAMCO, Inc. and Baron Small Cap Fund (or the investment advisory clients thereof) to the extent the shares are held by persons other than Baron Capital Group and Mr. Baron. BAMCO, Inc. disclaims beneficial ownership of shares held by its investment advisory clients other than its affiliates.

(2)
Based on Schedule 13G/A dated January 27, 2000, filed jointly by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc. Franklin Advisers, Inc. has sole voting and dispositive power over the shares, which are held for the benefit of investment advisory clients.

(3)
Based on Schedule 13G/A dated February 11, 2000. Includes shares of Class A and Class B Common Stock owned by Arvig Cellular, Inc. (172,348 Class A and 70,243 Class B); Mid-State Telephone Co. (74,746 Class A and 31,177 Class B); and Minnesota Invco RSA #5 (339,705 Class A and 31,177 Class B). Telephone & Data Systems, Inc. owns (i) 100% of TDS Telecommunications Corporation, which owns 100% of Arvig Telcom, Inc., which in turn owns 100% of Arvig Cellular, Inc., and 100% of Mid-State Telephone Co. and (ii) approximately 96% of the issued and outstanding shares of United States Cellular Corporation, which owns 100% of United States Cellular Investment Company, which owns 100% of Minnesota Invco, RSA #5, Inc. In connection with our acquisition of Triton Cellular Partners, L.P., effective April 3, 2000, we redeemed, through the issuance of Class T convertible preferred stock, a sufficient number of shares held by Telephone & Data Systems, Inc. and its affiliates to reduce their total holdings to less than 5% of each class of Common Stock. This was done to comply with Federal Communications Commission rules regarding ownership of competing cellular licensees. See "Certain Transactions." Telephone & Data Systems, Inc. has agreed not to vote shares that were redeemed at the annual meeting.

(4)
Includes 19,285 shares of Class A Common Stock owned by a subsidiary of Paul Bunyan Rural Telephone Cooperative.

(5)
Includes 97,276 shares of Class A Common Stock and 32,708 shares of Class B Common Stock owned by Lowry Telephone Co., Inc., of which Mr. Ekstrand is the sole shareholder and Vice President, and 1,000 shares of Class A Common Stock held by or on behalf of Mr. Ekstrand's children. Also includes 77,150 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(6)
Mr. Finnegan is serving as designee of Madison Dearborn Capital Partners III, LP which, together with certain affiliates, as of April 3, 2000, acquired shares of Class M convertible preferred stock convertible into 1,037,736 shares of Class A Common Stock.

(7)
Includes 34,821 shares of Class A Common Stock and 85,332 shares of Class B Common Stock owned by Paul Bunyan Rural Telephone Cooperative, of which Mr. Gilbert is Assistant Manager, and 19,285 shares of Class A Common Stock owned by Northern Communications, Inc., of which Mr. Gilbert is the General Manager. Mr. Gilbert disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(8)
Mr. Hunt is serving as designee of Boston Ventures Limited Partnership V, which as of April 3, 2000, acquired shares of Class M convertible preferred stock convertible into 691,824 shares of Class A Common Stock.

(9)
Includes 29,000 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(10)
Includes 171,107 shares of Class A Common Stock and 86,189 shares of Class B Common Stock owned by Consolidated Telephone Company, of which Mr. Nicolai is the General Manager. Mr. Nicolai disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(11)
Includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(12)
Includes 89,000 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(13)
Includes 169,545 shares of Class A Common Stock and 121,664 shares of Class B Common Stock owned by affiliates of Arvig Enterprises, Inc., of which Mr. Swenson is a member of the board of directors. Mr. Swenson disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(14)
Includes 81,535 shares of Class A Common Stock and 34,944 shares of Class B Common Stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 10,500 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(15)
Includes four shares of Class A Common Stock owned by or on behalf of Mr. Donlea's wife and children and 31,760 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(16)
Includes 8,000 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(17)
Includes 308,410 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

ITEM NO. 1
ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. Following the 1999 annual meeting, the Board was comprised of six directors, two in each of Class I, Class II, and Class III. In August 1999, two new directors were appointed. Wesley E. Schultz was appointed as a Class I director, and Ann K. Newhall was appointed as a Class II director. Two directors in Class III whose terms are expiring, Richard P. Ekstrand and George W. Wikstrom, have been nominated by the Board of Directors for reelection.

    In connection with the issuance of Class M preferred stock to certain private investors, Paul J. Finnegan and John Hunt, were appointed on April 4, 2000, to serve as Class III directors for a term expiring at the 2000 annual meeting. The holders of the Class M preferred stock have the right, voting separately as a class, to elect two directors. Accordingly, concurrently with the annual meeting, the Class M holders are expected to reelect Messrs. Finnegan and Hunt to the Board of Directors. In accordance with the Company's Articles of Incorporation and Bylaws, these individuals will not be designated to serve in any of the three classes, but will be elected as provided for under the terms of the issuance of the Class M preferred stock.

    The holders of the Common Stock are being asked to vote for Richard P. Ekstrand and George W. Wikstrom, as Class III directors, to terms expiring in 2003. In each case, the individual will be elected to hold office until the expiration of the term and until a successor has been elected and qualified or until his death, resignation, or removal, if earlier.

    Election of directors is determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting.

    The Board of Directors of the Company recommends that the above nominees be elected. Unless instructed not to vote for the election of the nominees, the Proxies will vote to elect the nominees above named. If any nominee is not a candidate for election at the meeting, the Proxies may vote for such other person as they, in their discretion, may determine.

    Certain information regarding the nominees and the continuing directors of the Company is set forth below:

  Nominees for Election as Class III Directors (term expiring in 2003)

    Richard P. Ekstrand, 50, has served as our President, Chief Executive Officer and a director since 1990. Since 1984, Mr. Ekstrand has also served as Vice President and a director of Lowry Telephone Co., Inc., a local exchange telephone company and a shareholder of Rural Cellular. Mr. Ekstrand is the sole shareholder of Lowry Telephone Company, Inc. Mr. Ekstrand currently serves as a director of Cellular 2000, Inc. Mr. Ekstrand is past president of the Minnesota Telephone Association and the Minnesota Association of Rural Telecommunications. He currently serves as a director of the Rural Cellular Association and is active in the Cellular Telecommunications Industry Association, serving as its Secretary and on its Board of Directors, Executive Committee, and Small Operators Committee. Mr. Ekstrand also serves as Vice Chairman and a member of the board of directors of The Wireless Foundation.

    George W. Wikstrom, 62, has been a director since 1990 and Vice President since 1991. Mr. Wikstrom has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of Rural Cellular, for more than ten years. He also serves as President and a director of Cellular 2000. Mr. Wikstrom has been the Commissioner of the Northwest Regional Development Commission since 1979 and has served as a director of the Minnesota Association of Rural Telecommunications and Onvoy, Inc.

Continuing Class I Directors (terms expiring in 2001)

    Jeffrey S. Gilbert, 50, has been a director since 1995. Since September 1996, he has served as Assistant Manager of Paul Bunyan Rural Telephone Cooperative and General Manager of Northern Communications, Inc., a wholly-owned subsidiary of Paul Bunyan. Both Paul Bunyan and Northern Communications, Inc. are shareholders of Rural Cellular. He previously served, beginning in January 1993, as General Manager of Deer River Telephone Co., Inc., a local exchange telephone company and formerly a subsidiary of Paul Bunyan and one of our shareholders, and as a manager and in other positions with that company since 1982.

    Marvin C. Nicolai, 58, has been a director since 1995. He became General Manager of Consolidated Telephone Company, a local exchange telephone company and one of our shareholders, and Northland Communications Corporation, a wholly-owned subsidiary of Consolidated, in January 1995. From 1988 to 1995, he was a manager of Northland. Mr. Nicolai has been a director of Cellular 2000 since 1998, a director of Onvoy, Inc. since 1996, a director of Independent Information Services Corp. since 1995, and a member of the board of governors of Independent Emergency Services LLC since 1996.

    Wesley E. Schultz, 43, joined us in May 1996 as Vice President of Finance and Chief Financial Officer. On October 21, 1999, he was appointed Senior Vice President and Chief Financial Officer and Assistant Secretary. On August 9, 1999, he was appointed to our board of directors. Prior to joining us, Mr. Schultz had served as acting Chief Financial Officer of Spanlink Communications, Inc. since February 1996, as Chief Financial Officer of Nicollet Process Engineering, Inc. from March 1995 through October 1995, and as Chief Financial Officer of Data Systems & Management, Inc. from November 1994 through March 1995. Mr. Schultz is a certified public accountant and served for three years as an auditor with Deloitte and Touche, LLP.

Continuing Class II Directors (terms expiring in 2002)

    Ann K. Newhall, 49, joined us as Senior Vice President and General Counsel in February 1999. On August 9, 1999, she was appointed to our board of directors, and on February 24, 2000, she was appointed Secretary. Prior to joining Rural Cellular, Ms. Newhall was a shareholder attorney with Moss & Barnett, A Professional Association, most recently serving as President and a director of the firm. Ms. Newhall received her J.D. from the University of Minnesota Law School, cum laude, in 1977.

    George M. Revering, 58, has been a director since 1990. Mr. Revering has been President and General Manager of Midwest Information Systems, Inc. since 1976 and is President of Midwest Telephone Company and President of Peoples Telephone Company of Big Fork, both subsidiaries of Midwest Information Systems and shareholders of Rural Cellular, and President of Osakis Telephone Company, a subsidiary of Midwest Information Systems. Mr. Revering is also a director of Cellular 2000 and Onvoy, Inc. and is President of Onvoy, Inc.'s subsidiary, Means Telecom.

    Don C. Swenson, 58, has been a director since 1990 and served as Secretary from June 1995 until February 2000. Mr. Swenson has been with Arvig Communication Systems, a local exchange telephone company and a shareholder of Rural Cellular, since 1981, serving most recently as Director of Operations of that company. Mr. Swenson also serves as a director of Arvig Enterprises, Inc. and Cellular 2000. He has also been a member of the board of directors of United Community Bank, Perham, Minnesota, since 1993 and of Independent Emergency Services since 1996.

Nominees for Election by Class M Shareholders

    Paul J. Finnegan, 47, is a Managing Director of Madison Dearborn Partners, Inc. where he concentrates on investments in the communications industry. Mr. Finnegan has been with Madison Dearborn Partners since he co-founded the company in 1993. Prior to that time, Mr. Finnegan worked at First Chicago Venture Capital for ten years. Mr. Finnegan serves on the boards of directors of Allegiance Telecom, Inc., @link Networks, Inc., CompleTel, LLC, Enews.com, Focal Communications, Inc., Madison River Telephone Company, LLC, Reiman Holding Company, LLC, Spectrum Healthcare Services, Inc., and Wireless One Network, L.P. He also serves on the board of trustees of The Skyline Fund, a small cap mutual fund. Mr. Finnegan received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business Administration.

    John Hunt, 34, is a director of Boston Ventures Management, Inc., where he focuses on telecommunications investments. He joined Boston Ventures in 1990 as an Associate, was promoted to Associate Director in 1996, and was named to his current position in 1998. Prior to joining Boston Ventures, Mr. Hunt was an investment analyst at Bear, Stearns & Co., Inc. Mr. Hunt also serves on the board of directors of Integra Telecom, Inc., a competitive local exchange carrier, and on the board of managers of Sports Trend Info, LLC. Mr. Hunt received a bachelor's degree in finance from the University of Massachusetts at Amherst in 1988.

Meetings and Committees of the Board of Directors

    During fiscal 1999, the Board of Directors held 18 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served.

    The Company's Board of Directors has established an Audit Committee and a Compensation Committee. Jeffrey S. Gilbert (Chair), Marvin C. Nicolai and George M. Revering currently serve on the Audit Committee. The Audit Committee's duties include examination of matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit, and the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit Committee held three meetings during 1999.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    Don C. Swenson (Chair), Marvin C. Nicolai and George W. Wikstrom served on the Compensation Committee in fiscal 1999. Mr. Wikstrom serves as a Vice President of the Company and, until February 2000, Mr. Swenson served as Secretary of the Company. Mr. Nicolai is General Manager of Consolidated Telephone Company, which holds more than 5% of the Company's Class B Common Stock and has engaged in various transactions with the Company, all of which are more fully described under "Certain Transactions." Mr. Swenson is Director of Operations for Arvig Communication Systems, which together with certain affiliates holds more than 5% of the Company's Class B Common Stock and has engaged in various transactions with the Company, all of which are more fully described under "Certain Transactions." The Compensation Committee's duties include consideration of and recommendations to the Company's Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies. The Compensation Committee held four meetings during 1999.

Compensation of Directors

    Directors' Fees.  Beginning in 2000, each of our nonemployee directors is paid an annual fee of $10,000. In addition, each non-employee director is paid $750 for each Board meeting attended in person, $500 for each committee meeting attended in person, and $350 for each Board meeting and committee meeting attended via telephone conference, and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. Total fees paid to all nonemployee directors as a group for services rendered during 1999 were $70,000.

    Directors' Stock Option Plan.  Directors who are not employees are eligible for options under the Company's Stock Option Plan for Nonemployee Directors. The directors plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the directors plan, nonemployee directors serving as of the day following the 1999 annual meeting were granted options to purchase an aggregate of 26,250 shares of Class A Common Stock at $17.00 per share. During 1999, one director exercised an option to purchase 5,250 shares and realized net value of $24,281.

Section 16 Beneficial Ownership Reporting Compliance

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers, directors, and holders of 10% or more of its outstanding common stock to file certain reports with the Securities and Exchange Commission. To our best knowledge, based solely on information provided to us by the reporting individuals, all of the reports required to be filed by these individuals were filed.

ITEM NO. 2
APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED FOR
1995 STOCK COMPENSATION PLAN

    Background.  The Board of Directors has determined that stock options and other stock-based awards should be an important element of the Company's compensation programs. They provide the means to: (i) attract and retain skilled and qualified employees, officers and directors in a competitive market for such individuals; (ii) motivate individual performance; (iii) facilitate stock ownership; and (iv) align the personal interests of employees, officers and directors in the Company's long-term growth and profitability with the interests of the Company's other shareholders. The Board of Directors believes that the number of shares of Class A Common Stock currently reserved and available for issuance under the 1995 Stock Compensation Plan (the "Plan") is insufficient to provide meaningful compensation on a continuing basis. Currently, the maximum number of shares available for awards under the Plan is 1,400,000 shares and of this amount, 1,089,122 are subject to outstanding awards. A total of only 67,450 shares remain available for new awards under the Plan.

    Proposed Increase in Number of Shares.  The Board anticipates granting additional stock options to management employees, including employees of companies that the Company acquires, as part of its incentive program. In order to have sufficient shares available, the Board has recommended that the number of shares of Class A Common Stock reserved for issuance under the Plan be increased by 1,000,000 to 2,400,000. On March 20, 2000, the closing price for the Class A Common Stock on The Nasdaq National Market was $56.75 per share.

    Description of Plan.  The Plan provides for grants of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and nonqualified stock options, stock appreciation rights, and other stock-based awards. Except for the authority to grant incentive stock options, which expires in 2005, the Plan has no expiration date but may be terminated by the Board of Directors at any time, subject to the rights of the holders of options or other awards previously granted under the Plan.

    Shares Subject to the Plan.  The shares of Class A Common Stock that may be issued or transferred to grantees under the Plan may be unissued shares or treasury shares. The Plan provides for appropriate adjustment in the number of shares subject to the Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares under a grant are not issued or transferred to the extent permitted prior to expiration of the grant or an award is otherwise forfeited, the shares will become available for inclusion in future grants.

    Administration.  The Plan is administered by the Board or a committee composed of "non-employee" directors (as defined in Rule 16b-3 under the Exchange Act). The Board or committee determines the participants, grants stock options, with or without stock appreciation rights, and other awards, establishes rules and regulations for the operation of the Plan, and determines the price, term, vesting schedule, number of shares and other terms of options and other awards. The Board or committee may delegate its powers and duties to members of the Company's administration with respect to participants who are not subject to Section 16.

    Eligible Participants.  Employees eligible to receive grants under the Plan are the officers and certain other key employees of the Company. As of March 20, 2000, the number of employees potentially eligible for grants was approximately 500. The number of grantees could vary from year to year.

    The following table sets forth as of March 20, 2000 the number of stock options granted to the Named Executive Officers (see "Summary Compensation Table"), all current executive officers as a group, and all employees, including officers who are not executive officers, as a group. No nonemployee director or other nonemployee has received any grant under the Plan.

Total Options Granted Under the Plan (#)
Named Executive Officers:
Richard P. Ekstrand, CEO and director nominee	318,650
Wesley E. Schultz, Senior Vice President and CFO	168,600
Ann K. Newhall, Senior Vice President and General Counsel	122,100
Scott G. Donlea, Vice President, Market Development	100,000
David J. DelZoppo, Vice President, Finance and Accounting	25,000
All executive officers as a group (5 persons)	734,350
All other employees as a group, including officers who are not executive officers (165 persons)	598,200

    Stock Options.  Options granted under the Plan may be in the form of either options that qualify as "incentive stock options" under Section 422 of the Code ("ISOs") or those that do not qualify as such ("NQSOs"). The term of an option will be fixed by the Board or committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the Board or committee. The option exercise price will be determined by the Board or committee at the time of grant but will not be less than 85% of the fair market value of our common stock on the date of grant (100% of the fair market value for ISOs). The grantee may pay the option price in cash or, if permitted by the Board or committee, by delivering to the Company shares of common stock already owned by the grantee that have a fair market value equal to the option exercise price. The Code also places the following additional restrictions on the award of ISOs. If an ISO is granted to a participant who owns, at the date of grant, in excess of 10% of the Company's outstanding common stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the ISO may be no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant).

    Stock Appreciation Rights.  The Board or committee may grant stock appreciation rights ("SARs") in connection with a stock option granted under the Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised over the option exercise price of the shares. If a SAR is exercised in whole or in part, the right under the related option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased will terminate.

    Other Stock-Based Awards.  The Board or committee, in its discretion, may grant other awards that are valued in whole or in part by reference to, or otherwise based on the common stock, including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities. Such awards may be granted in addition to or in tandem with stock options or stock appreciation rights granted under the Plan. The Board or committee may set such terms with regard to the vesting of such awards as it deems reasonable.

    Termination of Employment.  Unless otherwise provided in the related award agreement, awards granted under the Plan are generally not transferable other than by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder. Following the death of an optionee, any option held may be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Board or committee may determine at or after grant, by the legal representative of the optionee's estate or by any person who acquired the option by will or the laws of descent and distribution for a period of one year (or such other period as the Board or committee may specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. If a participant's employment by the Company is terminated by reason of disability, any option held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or committee may determine at or after grant until the expiration of the stated term of such option (unless otherwise specified by the Board or committee at the time of grant). If the optionee dies prior to the expiration of any unexercised option, the option may thereafter be exercised to the extent it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of the option, whichever period is shorter. If any optionee's employment by the Company is terminated for any other reason, the option may be exercised, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of the term of the option. Terms for awards other than stock options and stock appreciation rights may be set by the Board or committee at the time of the granting of the award.

    Change of Control.  In the event of a "Change in Control" (as defined in the Plan) any award granted under the Plan will become fully exercisable and vested. For purposes of the Plan, a "Change in Control" occurs when (i) the majority of the directors of the Company are persons other than persons whose election has been solicited by the Board of Directors or have been appointed by the Board to fill vacancies created by death, resignation, or a new position, (ii) any person or group of persons (as defined in Section 13(d) of the Exchange Act and the rules thereunder) acquires 30% or more of the outstanding voting stock of the Company, or (iii) the shareholders of the Company approve a merger or consolidation (other than a merger or consolidation with a subsidiary of the Company or in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger own more than 70% of the outstanding voting stock of the surviving corporation or its parent corporation), exchange of shares, sale or other disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company.

    Tax Rules.  The following is a brief summary of the federal income tax rules currently applicable to stock options that may be granted under the Plan.

    The grant of a NQSO will have no immediate tax consequences to the grantee or to the Company. Upon the exercise of a NQSO, the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) in an amount equal to the excess of the fair market value of the shares of common stock on the date of the exercise of the option over the option exercise price. The grantee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the grantee, and the grantee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    Upon a subsequent sale of shares of common stock acquired pursuant to the exercise of an NQSO, any difference between the grantee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

    The grant of an ISO will have no immediate tax consequences to the grantee or to the Company. The exercise of an ISO by the payment of cash to the Company will generally have no immediate tax consequences to the grantee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If a grantee holds the shares acquired pursuant to the exercise of an ISO for the required holding period, the grantee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no compensation deduction will be allowable to the Company in connection with the grant or exercise of the ISO or the sale of shares of common stock acquired pursuant to such exercise.

    If, however, a grantee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) equal to the excess of the fair market value of the shares of common stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    Certain limitations apply to the Company's deduction of compensation payable to the person serving as its chief executive officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year.

    The affirmative vote of a majority of the combined voting power of the shares of common stock present and voting on such matter is necessary for the approval of the increase in the number of shares of Class A Common Stock subject to the 1995 Stock Compensation Plan.

    The Board of Directors recommends that you vote FOR the proposal to increase the number of shares authorized to be issued under the 1995 Stock Compensation Plan by 1,000,000 shares of Class A Common Stock. Your proxy will be so voted unless you specify otherwise.

ITEM NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

    The Company's independent auditors for Fiscal 1999 were Arthur Andersen LLP, independent public accountants. The Audit Committee of the Board of Directors has considered the qualifications and experience of Arthur Andersen LLP, and, based upon the recommendation of the Audit Committee, the Board of Directors has appointed them as independent auditors of the Company for the current fiscal year, which ends December 31, 2000 ("Fiscal 2000"). Although the submission of this matter to the shareholders is not required by law, the Board of Directors desires to obtain the shareholders' ratification of such appointment. If ratification is not obtained, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. However, because of the difficulty and expense of making any substitutions of auditors for the fiscal year already in progress, it is contemplated that the appointment for fiscal 2000 will stand unless the Board finds other good reason for making a change.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

    The affirmative vote of a majority of the combined voting power of the shares of common stock present and voting on such matter is required for ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000. Your proxy will be so voted unless you specify otherwise.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information with regard to compensation paid to the Company's Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 1999 exceeded $100,000 (the "Named Executive Officers").

					Long-Term Compensation Awards
			Annual Compensation
Name and Principal Position	Fiscal Year					All Other Compensation(1)
			Salary	Bonus	Options
Richard P. Ekstrand	1999		$362,000	$274,938	25,000	$5,000
President and Chief	1998		312,500	148,393	75,000	4,970
Executive Officer	1997		176,000	54,559	11,750	4,207
Wesley E. Schultz	1999		$254,000	$162,398	12,500	$5,000
Senior Vice President	1998		217,500	57,068	22,500	4,970
and Chief Financial Officer	1997		126,000	30,738	6,500	2,908
Ann K. Newhall	1999	(2)	$224,100	$151,050	85,000	$4,412
Senior Vice President	1998		—	—	—	—
and General Counsel	1997		—	—	—	—
Scott G. Donlea	1999		$144,000	$56,033	0	$3,778
Vice President,	1998		140,000	34,249	12,500	3,778
Market Development	1997		113,000	51,587	2,500	4,116
David J. Del Zoppo	1999		$105,000	$39,223	0	$2,063
Vice President, Finance	1998		90,000	23,704	15,000	2,511
and Accounting	1997	(3)	49,583	—	10,000	687

(1)
For all years, all other compensation consists of Company contributions on behalf of each Named Executive Officer to the Company's 401(k) plan.

(2)
Ms. Newhall joined the Company as Senior Vice President and General Counsel on February 6, 1999.

(3)
Mr. Del Zoppo joined the Company as Corporate Controller on May 27, 1997.

Option Grants in Last Fiscal Year

    The following table sets forth information regarding options granted to the Named Executive Officers during the 1999 fiscal year.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
			Percent of Total Options Granted to Employees in Fiscal Year
	Number of Shares Underlying Options Granted(1)
Name				Exercise Price ($/Share)	Expiration Date
						5%	10%
Richard P. Ekstrand	25,000	(3)	8.4%	$10.50	01/01/09	$165,085	$418,357
Wesley E. Schultz	12,500	(3)	4.2	10.50	01/01/09	82,542	209,179
Ann K. Newhall	85,000	(4)	28.6	12.88	02/06/09	688,514	1,744,829
Scott G. Donlea	—		—	—	—	—	—
David J. Del Zoppo	—		—	—	—	—	—

(1)
The number indicated is the number of shares of Class A Common Stock that can be acquired upon the exercise of options. Rural Cellular has not granted any stock appreciation rights.

(2)
The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices. We believe that future stock appreciation, if any, is unpredictable, and we are not aware of any formula that will determine with any reasonable accuracy the present value of stock options. No gain to optionees is possible without an appreciation in stock prices, and any increase will benefit all shareholders commensurately. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
Consists of a nonqualified stock option, which has a term of ten years, but provides for early expiration upon termination of employment, is not transferable, and becomes exercisable in five equal annual installments.

(4)
Consists of an incentive stock option for 46,578 shares and a nonqualified stock option for 38,422 shares. Each option has a term of ten years, but provides for early expiration upon termination of employment and is not transferable. The incentive stock option becomes exercisable in six equal annual installments, beginning on the date of grant. The non-qualified stock option was immediately exercisable as to 7,237 shares and becomes exercisable in five annual installments of 6,237 shares beginning one year after grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following table provides information relating to option exercises during fiscal 1999 and the number and value of shares of Class A Common Stock subject to options held by the Named Executive Officers as of December 31, 1999.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End(1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(2) Exercisable/Unexercisable
Richard P. Ekstrand	23,000	$504,563	67,150/117,400	$5,333,420/$9,180,350
Wesley E. Schultz	—	—	67,000/64,500	5,403,335/5,138,650
Ann K. Newhall	—	—	15,000/70,000	1,164,375/5,433,750
Scott G. Donlea	15,000	334,234	29,260/35,840	2,360,733/2,874,630
David J. Del Zoppo	—	—	7,000/18,000	551,170/1,390,980

(1)
Rural Cellular has not granted any stock appreciation rights.

(2)
Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 1999 ($90.50) and the related option exercise price multiplied by the number of shares underlying the option.

Employment Agreements/Change in Control Provisions

    The Company has entered into employment agreements with Messrs. Ekstrand, Schultz, and Donlea, and Ms. Newhall. Each agreement may be terminated at any time by either the individual or us. Each agreement prohibits the individual from engaging in any activity competitive with our business or contacting our customers or employees for that purpose for a period of one year (six months for Mr. Schultz and Ms. Newhall) following termination of employment. The employment agreements with Messrs. Ekstrand and Schultz and Ms. Newhall, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and, unless the Company or the executive gives notice otherwise, are automatically renewed each year for an additional one-year period, so that the remaining term of employment is never less than two years. The employment agreement with Mr. Donlea (originally entered into in December 1995) currently expires on December 31, 2000. If any of the agreements is terminated at any time by us for other than just cause, we are obligated to continue payment of salary and other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus increases as may be determined from time to time, but at least annually.

    Following a change in control of the Company, Messrs. Ekstrand and Schultz and Ms. Newhall will be entitled to receive compensation in an amount equal to 2.99 times his or her annual base salary in effect immediately prior to the change in control and the annual incentive plan payment to that individual for the last full calendar year prior to the change in control. Mr. Donlea will be entitled to receive an amount equal to 2.99 times his "base amount" of compensation (as defined in Section 280G(b)(3) of the Code). In addition, in the event of a change in control, any award granted under our 1995 Stock Compensation Plan will become fully vested and exercisable. A change in control occurs when

  •
  the majority of our directors are not persons whose election was solicited by our board or who were appointed by our board,

  •
  any person or group of persons acquires 30% or more of our outstanding voting stock, or

  •
  the shareholders approve a liquidation, or dissolution, or specified mergers or consolidations or exchanges of the shares or dispositions of substantially all of our assets.

In the event any payment made to Mr. Ekstrand, Mr. Schultz, or Ms. Newhall upon the occurrence of a change in control becomes subject to the excise tax imposed by Section 4999 of the Code, and if the Company's EBITDA margins for the three immediately preceding years have averaged 30% or greater, then the Company will pay such additional amounts as would put the individual in the same after-tax position as if such excise tax did not apply.

Report of Compensation Committee

    Overview and Philosophy.  The Compensation Committee of the Board is composed entirely of nonemployee directors. The members of the Compensation Committee during fiscal 1999 were Don C. Swenson (Chair), Marvin C. Nicolai, and George W. Wikstrom. The Compensation Committee's duties include consideration of and recommendation to the Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies.

    The objectives of our executive compensation program are:

  •
  to attract and retain superior talent and reward individual performance;

  •
  to support the achievement of the Company's financial and strategic goals; and

  •
  through stock-based compensation, align the executive officers' interest with the success of the Company.

    Our executive compensation program strives to be competitive with the compensation programs of comparable wireless telecommunications companies. In that respect, the Company compares itself to companies similar in size within the wireless telecommunications industry. These may include companies in the peer group described below under "Stock Performance Graph," but nonpublic companies similar in size to the Company are also included. In comparing itself to these companies, we rely upon salary survey data developed and published by external sources, including the Cellular Telephone Industry Association and a compensation consulting firm.

    The Compensation Committee periodically conducts a review of its executive compensation programs to ensure that our executive compensation programs are meeting the objectives listed above. In its review, the committee considers data submitted by management and external data, including the data referred to in the preceding paragraph.

    Compensation for our executives has three components: base salary, incentive bonuses, and stock options. The Compensation Committee recommends executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances.

    Base Salary.  In making recommendations to the Board of Directors regarding an individual's base salary, the Compensation Committee considers the compensation levels of similar positions at comparable companies, the responsibilities and performance of the individual executive officer, and the Company's recent financial performance.

    Generally, salary determinations are made prior to the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with a performance appraisal for each other executive officer that assesses the individual's performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual's overall performance assessment and where the individual's salary falls within the range of salaries for similar positions at comparable companies within the industry. Salary determinations for newly hired executive officers are made prior to an offer of employment and are based upon the individual's prior experience, anticipated contribution to the Company, and the range of salaries for similar positions at comparable companies within the industry.

    Increases in the base salaries for fiscal 1999 of the Company's Named Executive Officers averaged 7.4%, ranging between 2.9% and 16.7%.

    Incentive Bonuses.  Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon our financial performance and the officer's achievement of specified individual goals. The purpose of this annual cash incentive program is to provide a direct financial incentive to the executive officers to meet or exceed our financial and other market-based performance objectives.

    Potential bonus awards for executive officers are determined prior to the beginning of each fiscal year. For fiscal 1999, each Named Executive Officer's potential annual bonus was based on attainment of certain EBITDA and capital expenditure goals as reflected in the Company's fiscal 1999 budget and specified individual goals. Target bonuses were between approximately 35% and 50% of base salary. For fiscal 1999, the Company met or exceeded the financial goals, and the Named Executive Officers earned annual bonuses of between 37.4% and 55.2% of base salary. Three of the Named Executive officers also received special bonuses for their efforts in pursuing acquisition opportunities.

    Stock Options.  Stock options are the principal vehicle used by us for the payment of long-term compensation and to provide a stock-based incentive to improve the Company's financial performance. The objectives of stock option grants are to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

    Stock options are designed to align the interest of our executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Class A Common Stock and return to shareholders. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

    In 1999, stock options to purchase in the aggregate 122,500 shares were granted to the Named Executive Officers. The grants were based on the individual's actual and/or potential contributions to the Company. The exercise price for the options was equal to the market price of the Class A Common Stock on the date of grant. Accordingly, an executive receiving an option is rewarded only if the market price of the Company's Class A Common Stock appreciates. Stock options are recommended by the Compensation Committee and authorized by the Board of Directors. We may periodically grant new options to these individuals to provide continuing incentives for future performance.

    Chief Executive Officer's Compensation.  The Compensation Committee determines Mr. Ekstrand's compensation package in accordance with the methodology described above. In evaluating and setting the Chief Executive Officer's target annual compensation, the committee reviews our business and financial performance, considering such factors as sales, earnings, customer growth, and market share, as well as the Company's progress with respect to its long-term goals and strategies. The committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors.

    For fiscal 1999, the Compensation Committee recommended that the Chief Executive Officer's salary be increased by approximately 5.8% to $362,000 based upon its evaluation of Mr. Ekstrand's contribution toward the achievement of our financial strategies and other goals, significant revenue growth during 1998, and comparative chief executive officer salary information. In particular, the Committee recognized the Company's increased size, revenues having grown from $53.9 million in fiscal 1997 to $98.5 million in fiscal 1998, number of customers having increased from 111,079 to 214,650, and the population served by the Company's service area (POPs) having increased from 1,856,000 to 3,049,000, noting that such growth had been achieved in large part because of Mr. Ekstrand's leadership, both in strategic planning and action and in building a team of highly qualified and motivated executives.

    Mr. Ekstrand's annual bonus for fiscal 1999 of $199,938 was based on the Company's achievement of certain financial performance goals and his achievement of specified personal goals. In addition, Mr. Ekstrand received a special cash bonus of $75,000 for his efforts in pursuing the Company's acquisition strategy.

    In 1999 Mr. Ekstrand was granted options to purchase 25,000 shares at $10.50 per share.

    Other Information.  Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Board believes that it is in the Company's best interest to preserve the tax deduction for compensation paid to the executives as much as possible within the principles of the compensation program and intends to adopt plans for future compensation that will qualify for deductibility.

Don C. Swenson, Chair	Marvin C. Nicolai	George W. Wikstrom
Members of the Compensation Committee

Stock Performance Graph

    The following graph compares the cumulative total shareholder return on our common stock for the period beginning February 8, 1996, the date the Class A Common Stock was first traded on The Nasdaq National Market, through December 31, 1999, with the cumulative total returns of the Standard & Poor's Corporation ("S&P") 500 Stock Index, an Old Peer Group, consisting of five publicly traded cellular telephone companies (described below), and a New Peer Group, consisting of nine publicly traded cellular companies (described below). The comparison assumes $100 was invested in the Company's common stock and in each index at the beginning of the comparison period and reinvestment of dividends.

    The Company determined to change its peer group index because half of the companies in the initial peer group, defined in 1996, have been acquired or for other reasons are no longer publicly traded. The Company believes a peer group consisting of a larger number of companies would be more appropriate. The new index more accurately reflects the industry in which the Company does business. The Old Peer Group consists of Centennial Cellular Corp., Commnet Cellular, Inc., Powertel, Inc. (formerly Intercel, Inc.), Rogers Cantel Mobile Communications, Inc., and United States Cellular Corporation. Cellular Communications of Puerto Rico, Inc. and Palmer Wireless, Inc., which had been included in the Old Peer Group for fiscal 1996, PriCellular Corporation, which had been included for fiscal 1996 and 1997, and AirTouch Communications, Inc. and Vanguard Cellular Systems, Inc., which were included for fiscal 1996 through 1998, are no longer publicly traded. The New Peer Group consists of the five companies in Old Peer Group plus Century Tel Inc., Price Communications Corp., Voicestream Wireless Corp. and Western Wireless Corp.

	Cumulative Total Return
	02/08/1996	12/96	12/97	12/98	12/99
RURAL CELLULAR CORPORATION	100.00	96.25	130.63	105.00	905.00
NEW PEER GROUP	100.00	83.63	110.62	187.04	403.68
OLD PEER GROUP	100.00	78.29	93.62	135.46	377.77
S & P 500	100.00	115.01	153.39	197.22	238.72

Note: The Peer Group Indices were prepared by Research Data Group specifically for the Company.

CERTAIN TRANSACTIONS

    Rural Cellular Corporation and its management and security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. As a general rule, we have not retained an independent third party to evaluate these transactions, and there has been no independent committee of our board of directors to evaluate these transactions. Notwithstanding this fact, we believe that the terms and conditions of these transactions, including the fees or other amounts paid by us, were established through arm's-length negotiations which adequately took into account transactions of a similar nature entered into by us with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that we could not have obtained more favorable terms from an unaffiliated third party.

    Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $60,000 in fiscal 1999 are described below. Except as may be otherwise indicated below, we anticipate that amounts earned or incurred in 2000 will be similar to the 1999 amounts.

    Leases, Transmission Services, and Agency Agreements.  We have arrangements with several of our shareholders for leasing cell sites and using telephone lines for transmission between cell sites and the switch serving our cellular network. We currently lease office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of our shareholders and their affiliates serve as agents for the sale of our cellular and paging services.

  •
  During 1999, we paid $488,467, to Arvig Enterprises, Inc. and its affiliates for all services. Arvig Enterprises, Inc. is the beneficial owner of more than 5% of our outstanding Class B Common Stock. Don C. Swenson, one of our directors and chairman of our compensation committee, serves as a director of Arvig Enterprises, Inc.

  •
  During 1999, we paid $180,932, to Consolidated Telephone Company and its affiliates for all services. Consolidated Telephone Company beneficially owns more than 5% of our outstanding Class B Common Stock. Marvin C. Nicolai, one of our directors and a member of our compensation committee, is the general manager of Consolidated.

  •
  During 1999, we paid $131,503, to Paul Bunyan Rural Telephone Cooperative and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services. Jeffrey S. Gilbert, one of our directors, is general manager of Northern Communications, Inc., a subsidiary of Paul Bunyan, and assistant manager of Paul Bunyan.

    Acquisition of RGI Group, Inc.  Effective February 1, 1999, we acquired all of the outstanding stock of RGI Group, Inc., a corporation which conducted business under the name Glacial Lakes Cellular, for approximately $11.9 million. George M. Revering, a member of our board of directors, was a shareholder, president, and a director of RGI Group, Inc. The purchase price was determined by negotiation among the parties, and we obtained the opinion of an investment banker that the transaction was fair to us.

    Roaming Arrangements.  We have roaming agreements with United States Cellular Corporation, a subsidiary of Telephone & Data Systems, Inc. Under the roaming agreements, we pay for service provided to our customers in areas served by United States Cellular Corporation and receive payment for service provided to customers of United States Cellular Corporation in our cellular service areas. We negotiated the rates of reimbursement with United States Cellular Corporation, and the rates reflect those charged by all carriers. Roaming charges are passed through to the customer. During 1999, charges to our customers for services provided by United States Cellular Corporation totaled $1,761,899, and charges by us to customers of United States Cellular Corporation totaled $752,116.

    Cellular and Paging Service and Equipment.  Several of our shareholders are customers for our cellular and paging services and, in connection therewith, also purchase or lease cellular telephones and pagers from us. During 1999, Arvig Enterprises, Inc. and its affiliates were billed $115,246 for these services and equipment.

    Exchange of Securities.  Telephone & Data Systems, Inc. controls United States Cellular Corporation, which operates cellular licensees in Oregon rural service areas 3 and 6 that compete with licenses in those rural service areas that we acquired from Triton Cellular Partners, L.P. ("Triton"). Federal Communications Commission regulations place specific restrictions on the interests in competing cellular licensees that an entity may hold. To satisfy these restrictions and permit our acquisition from Triton, we entered into an agreement with Telephone & Data Systems, Inc. to exchange a sufficient number of its shares of our Class A and Class B Common Stock to reduce Telephone & Data Systems, Inc.'s ownership to less than 5% of each class of our Common Stock.

    Effective April 3, 2000, we issued to Telephone & Data Systems, Inc. shares of our Class T convertible preferred stock, which was specifically created for this purpose, in exchange for 43,000 shares of Class A Common Stock and 105,940 shares of Class B Common Stock held by Telephone & Data Systems, Inc. The convertible preferred stock includes an option for either party to convert the preferred stock into the same number and class of shares of Common Stock as the shares exchanged, but only at a time when conversion is permissible under Federal Communications Commission regulations.

    In accordance with the terms of our outstanding senior subordinated notes and senior exchangeable preferred stock, we obtained an opinion that the exchange of shares was fair to us from a financial point of view.

OTHER MATTERS

    The Board of Directors is not aware that any matter other than those described in the Notice will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the proxied shares in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    The Company's 2001 Annual Meeting of Shareholders is expected to be held on or about May 17, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about April 6, 2001. In order to be included in the Company's proxy materials for the 2000 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 8, 2000.

    In addition, pursuant to Rule 14a-4 under the Exchange Act, a shareholder must give notice to the Company prior to February 20, 2001, of any proposal which such shareholder intends to raise at the 2001 Annual Meeting. If the Company receives notice of such proposal on or after February 20, 2001, under Rule 14a-4, the persons named in the proxy solicited by the Company's Board of Directors for the 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal.

    Further, under the Company's bylaws, for business to be properly brought before the 2001 Annual Meeting, a shareholder must give notice in writing to the Secretary of the Company no later than March 28, 2001. Any proposal not submitted by such date will not be considered at the 2001 Annual Meeting.

COPIES OF REPORT ON FORM 10-K

    Upon written request of any shareholder solicited hereby, the Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Requests should be directed to Chris Boraas, Investor Relations, 3905 Dakota Street SW, Alexandria, Minnesota 56308. Any beneficial owner should include a good faith representation that as of the record date he or she is a beneficial owner of Common Stock.

    It is important that Proxies be returned promptly. Shareholders are urged to sign, date, and forward the Proxy by return mail.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ann K. Newhall

Ann K. Newhall
 Secretary

April 7, 2000

                    [LOGO]

                    ANNUAL MEETING OF SHAREHOLDERS

                    Thursday, May 18, 2000

                    3:00 p.m.

                    Radisson Arrowwood Resort
                    2100 Arrowwood Lane
                    Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2000.

The shares of Class A Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Don C. Swenson, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                  COMPANY #
                                  CONTROL #

There are two ways to vote your Proxy.

VOTE BY PHONE
1-800-240-6326

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right-hand corner of this card. Then follow the simple instructions given over the phone.

Note: If voting by phone

Your telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone voting is noon CDT, one business day before the annual meeting.

VOTE BY MAIL
Postage-paid envelope provided

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you vote by phone, do not return your proxy card.

[LOGO]

- Please detach here -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

1.	ELECTION OF TWO DIRECTORS (CLASS III) TO SERVE A TERM OF THREE YEARS: 01 Richard P. Ekstrand 02 George W. Wikstrom	/ / FOR all nominees listed (except as marked to the contrary below):	/ / WITHHOLD AUTHORITY to vote for both nominees listed.
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	Proposal to increase number of shares authorized for 1995 Stock Compensation Plan by 1,000,000 shares.	/ / For / / Against / / Abstain
3.	PROPOSAL TO RATIFY the selection of Arthur Andersen LLP as independent accountants for the Company's 2000 fiscal year.	/ / For / / Against / / Abstain
4.	IN THEIR DISCRETION, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournment(s) thereof.
This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.
Address Change? Mark Box I Plan to Attend the Meeting Indicate changes below: / / / /
Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

                    [LOGO]

                    ANNUAL MEETING OF SHAREHOLDERS

                    Thursday, May 18, 2000

                    3:00 p.m.

                    Radisson Arrowwood Resort
                    2100 Arrowwood Lane
                    Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2000.

The shares of Class B Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Don C. Swenson, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

There are two ways to vote your Proxy.	COMPANY # CONTROL #

VOTE BY PHONE
1-800-240-6326
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right-hand corner of this card. Then follow the simple instructions given over the phone.

Note: If voting by phone
Your telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone voting is noon CDT, one business day before the annual meeting.

VOTE BY MAIL
Postage-paid envelope provided
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you vote by phone, do not return your proxy card.

[LOGO]

-  Please detach here  -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

1.	ELECTION OF TWO DIRECTORS (CLASS III) TO SERVE A TERM OF THREE YEARS:	/ /	FOR all nominees listed (except as marked to the contrary below):	/ /	WITHHOLD AUTHORITY to vote for both nominees listed.
01 Richard P. Ekstrand 02 George W. Wikstrom
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	PROPOSAL TO INCREASE NUMBER OF SHARES Authorized for 1995 Stock Compensation Plan by 1,000,000 shares.	/ /	For	/ /	Against	/ /	Abstain
3.	PROPOSAL TO RATIFY the selection of Arthur Andersen LLP as independent accountants for the Company's 2000 fiscal year.	/ /	For	/ /	Against	/ /	Abstain
4.	IN THEIR DISCRETION, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournment(s) thereof.
This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.
Address Change? Mark Box		I Plan to Attend the Meeting
Indicate changes below:	/ /		/ /
Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

RURAL CELLULAR CORPORATION

1995 STOCK COMPENSATION PLAN
(AS AMENDED THROUGH MARCH 23, 2000)

1.
Purpose; Definitions.

    The purpose of the Rural Cellular Corporation 1995 Stock Compensation Plan (the "Plan") is to enable Rural Cellular Corporation (the "Company"), and its Parents, Subsidiaries, and Affiliates, to attract, retain, and reward employees and to strengthen the mutuality of interests between such employees and the Company's shareholders, by offering such employees stock options and/or other equity-based incentives.

    In addition to definitions that may be contained elsewhere in this Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Affiliate" means any entity other than the Company and its Parents and Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

      (b) "Award" means any Option, Stock Appreciation Right, or Other Stock-Based Award, or any other right, interest, or option relating to Stock or other securities of the Company granted pursuant to the provisions of this Plan.

      (c) "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (f)  "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board. Where the Board has retained administrative authority with respect to the Plan, references herein to the "Committee" shall refer to the Board.

      (g) "Company" means Rural Cellular Corporation, a corporation organized under the laws of the State of Minnesota, or any successor corporation.

      (h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan or, as applied to Incentive Stock Options, as defined in Section 22(e)(3) of the Code.

      (i)  [deleted]

      (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      (k) "Fair Market Value" means as of any given date, unless otherwise determined by the Committee in good faith, the closing bid price of the Stock as reported on The Nasdaq Small-Cap Market or, if the Stock is then traded on The Nasdaq National Market or a national or regional securities exchange, the closing price of the Stock on The Nasdaq National Market or such exchange.

      (l)  "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

      (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (n) "Other Stock-Based Award" means an Award under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

      (o) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      (p) "Participant" means any person who is selected by the Committee to receive an Award under the Plan.

      (q) "Plan" means this Rural Cellular Corporation 1995 Stock Compensation Plan, as hereafter amended from time to time.

      (r) "Stock" means the Class A Common Stock, $.01 par value per share, one vote per share, of the Company.

      (s) "Stock Appreciation Right" or "SAR" means the right to receive a payment in cash or Stock as determined by the Committee.

      (t)  "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

      (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    In addition, the term "Change in Control" shall have the meaning set forth in Section 8(b) below.

2.
Administration.

    The Plan shall be administered by a Committee of not fewer than two members of the Board, who shall be appointed by the Board and serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the Plan, or to the extent that the Board retains authority to administer the Plan under specified circumstances. As to the selection of and grants of Awards to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to members of the Company's administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

    The Committee shall have full power and authority, consistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board:

      (a) to select the employees of the Company and any Parent, Subsidiary, or Affiliate to whom Awards may from time to time be granted hereunder;

      (b) to determine the type or types of Awards to be granted to employees hereunder;

      (c) to determine the number of shares of Stock to be covered by each Award granted hereunder:

      (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

      (e) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock or other property or canceled or suspended;

2

      (f)  to determine whether, to what extent, and under what circumstances cash, Stock, and other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

      (g) to interpret and administer the Plan and any instrument or agreement entered into thereunder;

      (h) to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the Plan; and

      (i)  to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

    Members of the Board and of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

    Decisions of the Committee shall be made in the Committee's sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Parent, Subsidiary, or Affiliate.

3.
Stock Subject to Plan.

    The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,400,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    Subject to the possible adjustments described in the last paragraph of this Section 3, the total number of shares of Stock reserved and authorized for issuance upon exercise of Incentive Stock Options shall be 2,244,800. To the extent that such shares are not used for Incentive Stock Options, they shall be available for other Awards to be granted under the Plan.

    If any shares of Stock subject to an Award are not issued to a Participant because an Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.
Eligibility.

    Officers, management, or highly compensated employees of the Company and any Subsidiary, Parent, or Affiliate are eligible to be granted Awards under the Plan. The Committee shall have the exclusive authority to determine what constitutes management or a "highly compensated employee" and in making such a determination shall take into consideration guidelines established by the Department of Labor and court decisions as to what constitutes a "select group of management or highly compensated employees."

3

5.
Stock Options.

    Stock Options may be granted alone, in addition to, or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Options may be issued with or without Stock Appreciation Rights.

    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      (a)  Exercise Price.  Except as provided in Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 85% of the Fair Market Value of the Stock on the date of grant.

      (b)  Option Term.  Except as provided in Section 5(i) hereof, the term of each Stock Option shall be fixed by the Committee.

      (c)  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 5(f), (g), and (h) and Section 8, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

      (d)  Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period.

      Payment of the exercise price may be made by check, note (if approved by the Board), or such other instrument or method as the Committee may accept. If so provided in the related Award Agreement, payment in full or in part may also be made by delivery of Stock owned by the optionee for at least six months prior to the exercise of the Option (based on the Fair Market Value of the Stock on the date the Option is exercised, as determined by the Committee). Payment of the exercise price may be made through exercise of either Tandem SARs or Freestanding SARs held by the optionee.

      No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option after the optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 11(a).

      (e)  Nontransferability of Options.  Subject to Section 5(i) hereof, unless otherwise provided in the related Award Agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder, and all Stock Options shall be exercisable during the optionee's lifetime only by the optionee.

      (f)  Termination by Death.  Subject to Section 5(i), if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative

4

  of the optionee's estate or by any person who acquired the Option by will or the laws of descent and distribution, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (g)  Termination by Reason of Disability.  Subject to Section 5(i), if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the expiration of the stated term of such Stock Option (unless otherwise specified by the Committee at the time of grant); provided, however, that, if the optionee dies prior to such expiration (or within such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (h)  Other Termination.  Subject to Section 5(i), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates for any reason other than death or Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of such Stock Option's term.

      (i)  Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

      To the extent required for "incentive stock option" status under Section 422 of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements and court decisions), the Plan shall be deemed to provide:

         (i) that Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company;

        (ii) that the exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date of grant (110% for an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary);

        (iii) that the maximum term of exercise for any Incentive Stock Option shall not exceed ten years (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary); and

        (iv) that Incentive Stock Options shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee.

      To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

         (i) if a Participant's employment is terminated by reason of death or Disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination

5

    period specified in Section 5(f) or (g) hereof exceeds the $100,000 limitation contained in Section 422(d) of the Code, such excess shall be treated as a Nonqualified Stock Option; and

        (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that exceeds the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Nonqualified Stock Option.

      (j)  No Tandem Options.  Options consisting of both an Incentive Stock Option and a Nonqualified Stock Option shall not be granted under the Plan.

6.
Stock Appreciation Rights.

      (a)  Grant and Exercise.  Stock Appreciation Rights may be granted either alone ("Freestanding SAR") or in addition to other Awards granted under the Plan and may, but need not, relate to all or part of any Stock Option granted under the Plan ("Tandem SAR"). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option.

      A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Tandem SAR is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related Tandem SARs have been exercised.

      A Stock Appreciation Right may be exercised, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose and as set forth in the related Award Agreement. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

      (b)  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

         (i) The exercise price of a Tandem SAR shall be the exercise price of the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of the Freestanding SAR. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of Stock attributable to an SAR at any time prior to its exercise.

        (ii) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent provided in the related Award Agreement; provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive Stock Option shall be the same as the related Option.

        (iii) Upon the exercise of a Stock Appreciation Right, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise, or such other date as the Committee shall specify in the Award Agreement, over the exercise price per share specified in the related Award Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

        (iv) Unless otherwise provided in the related Award Agreement, Stock Appreciation Rights shall not be transferable except under the laws of descent and distribution or pursuant to a

6

    qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by the Participant.

        (v) Upon the exercise of a Stock Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

7.
Other Stock-Based Awards.

      (a)  Administration.  Other Awards of Stock or that are valued in whole or in part by reference to, or are otherwise based on, Stock ('Other Stock-Based Awards'), including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under the Plan.

      Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

      The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

      (b)  Terms and Conditions.  Unless otherwise provided in the related Award Agreement, Stock subject to Awards made under this Section 7 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

      The Participant shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

      Any Award under Section 7 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

      In the event of the Participant's retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this Section 7.

      Each Award under this Section 7 shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument entered into by the Company and the Participant.

      Stock (including securities convertible into Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into Stock) subject to a purchase right awarded under this Section 7 shall be at least 85% of the Fair Market Value of the Stock on the date of grant.

8.
Change in Control Provisions.

      (a)  Impact of Event.  In the event of a "Change in Control" as defined in Section 8(b), any Award granted under this Plan shall become fully exercisable and vested.

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      (b)  Definition of "Change in Control."  For purposes of Section 8(a), a "Change in Control" means the happening of any of the following:

         (i) A majority of the directors of the Company shall be persons other than persons

          (A) For whose election proxies shall have been solicited by the Board, or

          (B) Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

        (ii) 30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

        (iii) The shareholders of the Company approve a definitive agreement or plan to

          (A) Merge or consolidate the Company with or into another corporation other than

            (1) a merger or consolidation with a subsidiary of the Company or

            (2) a merger in which

              (a) the Company is the surviving corporation,

              (b) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

              (c) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

              (d) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

          (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

          (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

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          (D) liquidate or dissolve the Company.

9.
Amendments and Termination.

    The Board may amend, alter, discontinue, or terminate the Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted without the Participant's consent or which, without the approval of the Company's shareholders, would:

      (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

      (b) authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options;

      (c) decrease the option price of any Incentive Stock Option to less than 100% of the Fair Market Value on the date of grant;

      (d) permit the issuance of Stock prior to payment in full therefor;

      (e) change the employees or class of employees eligible to participate in the Plan; or

      (f)  extend the maximum option period under Section 5(i) of the Plan.

    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock Options having higher option exercise prices.

    Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

10.
Unfunded Status of Plan.

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

11.
General Provisions.

      (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving shares pursuant to any other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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      (b) The Committee may at any time offer to buy out for a payment in cash or Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

      (c) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      (d) Neither the adoption of this Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary, Parent, or Affiliate to terminate the employment of any of its employees at any time.

      (e) No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Subsidiary, Parent, or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. If so provided in the related Award Agreement, a Participant may authorize the withholding of shares of Stock otherwise deliverable upon exercise of an Option or the grant or vesting of an Award to satisfy any tax obligations arising from such exercise, grant, or vesting.

      (f)  The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

      (g) To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

      (h) Unless otherwise provided in the related Award Agreement, no rights granted hereunder may be assigned, transferred, pledged, or hypothecated (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process, and any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right will be null and void and without effect.

      (i)  If any term, provision, or portion of this Plan or any Award granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of the Plan or the Award shall be deemed severable from all other terms, provisions, or portions of this Plan or the Award or any other Awards granted hereunder, which shall otherwise continue in full force and effect.

12.
Effective Date of Plan.

    The Plan shall be effective as of September 30, 1995, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the annual shareholders' meeting next following adoption of the Plan. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.

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13.
Term of Plan.

    No Incentive Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of adoption of the Plan, but Incentive Stock Options granted prior to such tenth anniversary may extend beyond that date. All other Awards may be granted at any time and for any period unless otherwise provided by the Plan.

    Approved and adopted by the Board of Directors of Rural Cellular Corporation as of August 23, 1995, and approved by the shareholders on September 15, 1995. The number of shares originally reserved for this Plan has been adjusted to reflect a Stock split approved by the Board of Directors on November 28, 1995.

    This Plan has been restated to reflect:

       (i) an amendment adopted by the Board of Directors effective March 21, 1996, deleting Section 6(b)(vi);

      (ii) amendments adopted by the Board of Directors effective October 18, 1996, to comply with changes in Rule 16b-3 under the Securities Exchange Act of 1934;

      (iii) an increase in the number of shares authorized to be issued under the Plan adopted by the Board of Directors effective December 18, 1996; and

      (iv) an increase in the number of shares authorized to be issued under the Plan adopted by the Board of Directors effective February 27, 1998; and

      (v) an increase in the number of shares authorized to be issued under the Plan adopted by the Board of Directors effective March 23, 2000 (subject to approval of the Company's shareholders at the 2000 annual meeting).

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QuickLinks

TABLE OF CONTENTS
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
BOARD RECOMMENDATIONS
OWNERSHIP OF VOTING SECURITIES
ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED FOR 1995 STOCK COMPENSATION PLAN
ITEM NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
COPIES OF REPORT ON FORM 10-K
1995 STOCK COMPENSATION PLAN (AS AMENDED THROUGH MARCH 23, 2000)